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                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in Registration Statement No. 333-80365 on Form S-8 filed on June 10, 1999, Amendment No. 1 in Registration No. 333-40956 on Form S-8 filed on July 7, 2000 and Registration Statement No. 333-56788 on Form S-8 filed on March 9, 2001 pertaining to the 1997 Stock Plan and 1999 Employee Stock Purchase Plan of NextCard, Inc. of our report dated January 23, 2001 with respect to the consolidated financial statements of NextCard, Inc. and subsidiaries included in its Annual Report on Form 10-K for the year ended December 31, 2000.



ERNST & YOUNG LLP

San Francisco, California
March 29, 2001